Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Worksport Ltd.

We hereby consent to the incorporation by reference in the registration statement on Form S-1 (File No. 333-267696) of our report dated March 27, 2024, with respect to our audit of the consolidated financial statements of Worksport Ltd. as of and for the year ended December 31, 2023, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Lumbsden & McCormick, LLP

Buffalo, New York

April 1, 2024